EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Bank of America Corporation (the “Corporation”), and the undersigned Officers and Directors of the Corporation whose signatures appear below, hereby makes, constitutes and appoints Timothy J. Mayopoulos, Rachel R. Cummings and Teresa M. Brenner, and each of them acting individually, its, his and her true and lawful attorneys, with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below: (a) a Registration Statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), in connection with up to $30,000,000,000 in aggregate initial offering price of the Corporation’s unsecured debt securities, warrants, units, which are comprised of two or more securities, in any combination, preferred stock, fractional interests in preferred stock represented by depositary shares, and common stock (collectively, the “Securities”), which Securities may be offered separately or together in separate series and in amounts, at prices and on terms to be determined at the time of sale, all as authorized by the Board of Directors of the Corporation as of January 28, 2004, and all documents in support thereof or supplemental thereto and any and all amendments, including any and all pre-effective and post-effective amendments, to the foregoing (collectively, the “Registration Statement”); and (b) all other registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the Securities covered by the Registration Statement under any and all securities laws, regulations and requirements as may be applicable; and each of the Corporation and the Officers and Directors hereby grants to each of the attorneys, full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of the Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of the Corporation and the Officers and Directors hereby ratifies and confirms all acts and things which the attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his, or her signature as the same may be signed by the attorneys or attorney, or any of them, to any or all of the following (and any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act and all such registration statements, petitions, applications, consents to service of process, and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

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IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

Dated: January 28, 2004	By:	/s/ KENNETH D. LEWIS

Kenneth D. Lewis Chairman of the Board, Chief Executive Officer and President

Signature	Title	Date

/S/ KENNETH D. LEWIS Kenneth D. Lewis	Chairman of the Board, Chief Executive Officer, Director and President (Principal Executive Officer)	January 28, 2004

/S/ JAMES H. HANCE, JR. (James H. Hance, Jr.)	Vice Chairman, Chief Financial Officer and Director (Principal Financial Officer)	January 28, 2004

/S/ MARC D. OKEN (Marc D. Oken)	Executive Vice President and Principal Financial Executive (Principal Accounting Officer)	January 28, 2004

/S/ JOHN R. BELK John R. Belk)	Director	January 28, 2004

/S/ CHARLES W. COKER (Charles W. Coker)	Director	January 28, 2004

/S/ FRANK DOWD, IV (Frank Dowd, IV)	Director	January 28, 2004

/S/ KATHLEEN FELDSTEIN (Kathleen Feldstein)	Director	January 28, 2004

/S/ PAUL FULTON (Paul Fulton)	Director	January 28, 2004

/S/ DONALD E. GUINN (Donald E. Guinn)	Director	January 28, 2004

/S/ WALTER E. MASSEY (Walter E. Massey)	Director	January 28, 2004

/S/ C. STEVEN MCMILLAN (C. Steven McMillan)	Director	January 28, 2004

/S/ PATRICIA E. MITCHELL (Patricia E. Mitchell)	Director	January 28, 2004

/S/ EDWARD ROMERO (Edward Romero)	Director	January 28, 2004

/S/ O. TEMPLE SLOAN, JR. (O. Temple Sloan, Jr.)	Director	January 28, 2004

/S/ MEREDITH R. SPANGLER (Meredith R. Spangler)	Director	January 28, 2004

/S/ RONALD TOWNSEND (Ronald Townsend)	Director	January 28, 2004

/S/ JACKIE M. WARD (Jackie M. Ward)	Director	January 28, 2004

/S/ VIRGIL R. WILLIAMS (Virgil R. Williams)	Director	January 28, 2004

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